PRESS RELEASE

Piramal Healthcare Limited Acquires
U.S. Inhalation Anesthetic Gas Distribution Business of RxElite, Inc.

Mumbai, January 27, 2009: Piramal Healthcare Limited (“Piramal”) [NSE: Pirhealth, BSE: 500302], one of India’s largest pharmaceutical and healthcare companies, and RxElite, Inc. [OTCBB: RXEI.OB] jointly announced today that Piramal has acquired the entire issued outstanding capital stock of RxElite Holdings, Inc. (“RxElite”), the wholly owned subsidiary and the inhalation anesthetic gas distribution arm of RxElite, Inc.  for cash consideration of approximately $4.2 million.  In addition, RxElite retained approximately $3.2 million of outstanding indebtedness.  A significant portion of the net proceeds from the sale will be used by RxElite to retire a portion of its long term debt.

The acquisition gives Piramal ownership of RxElite’s sales and distribution network in the U.S. and complements Piramal’s pending acquisition of inhalation anesthetic gas manufacturer Minrad International Inc. (“Minrad”), announced in December 2008, which is awaiting the approval of stockholders of Minrad. RxElite customers include hospitals and hospital group purchasing organizations, national and regional wholesalers, outpatient surgery centers and ambulatory care clinics.

Piramal’s acquisition of RxElite includes approximately 2,800 vaporizers required for administration of the inhalation of anesthetic gas, of which 2,300 are installed at various customer locations. Piramal will continue the employment of RxElite’s current sales and marketing specialists, as well as key administrative personnel.

For investor enquiries, please contact:

Sagar Gokani/Prasad Mhatre
Investor Relations Team, Piramal Healthcare Limited
Tel: +91 (0) 22 3046 6474/6489
investor.relations@piramal.com

For media enquiries, please contact:

PIRAMAL GROUP	PUBLIC RELATIONS AGENCY
Ganesh Somwanshi Manager – Corporate Communications Piramal Healthcare Limited Contact: +91-22-3046 6000 Mobile: +91-9819334878 ganesh.somwanshi@piramal.com	Glen / Shuchi Hanmer MS&L Contact: +91-22-6633 5969 Mobile: +91-9821414845 / +91-9987059571 glen@hanmerpr.com shuchi@hanmerpr.com

Notes to Editors:

About the Piramal Group

Spanning a broad spectrum of industries and formats, the Piramal Group is committed to achieving excellence and leadership by adhering to ethically sound, innovative and value-driven practices in its diverse, yet focused, business ventures and initiatives. The Group’s turnover exceeded US$ 900 million in FY2008.

About Piramal Healthcare

Piramal Healthcare Limited (“PHL”) is one of India's largest pharmaceutical companies with a growth track record of 29% CAGR in Sales and Profits since 1988. PHL had consolidated revenues of US$ 580 million in 2007-08. The Company is currently ranked 4th in the Indian market with a diverse product portfolio spanning nine therapeutic areas. The Company is also one of the largest custom manufacturing companies with a global footprint of assets across North America, Europe and Asia. PHL is listed in India on the National Stock Exchange (Ticker: PIRHEALTH) and the Bombay Stock Exchange (Ticker: 500302). For further information, visit www.piramalhealthcare.com

About RxElite, Inc.

RxElite, Inc. is a specialty pharmaceutical company that develops and markets generic prescription drug products in specialty generic markets. RxElite, Inc. also operates an Israeli subsidiary that manufactures and markets complex active pharmaceutical ingredients and provides research and development services to pharmaceutical companies throughout the world.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, involving known and unknown risks, delays, and uncertainties that may cause RxElite’s actual results or performance to differ materially from those expressed or implied by these forward-looking statements. These risks, delays, and uncertainties include, but are not limited to: risks associated with the uncertainty of future financial results, RxElite’s ability to successfully integrate the operations of Finetech, the limited diversification of RxElite’s product offerings, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing and technological changes.  Additional risks and uncertainties are set forth from time to time in RxElite’s filings with the United States Securities and Exchange Commission, including its Registration Statement on Form S-1 which was declared effective on June 6, 2008, and its Annual and Quarterly Reports, which are available on the Commission’s website at www.sec.gov.  All forward-looking statements included in this release are made as of the date of this press release, and RxElite assumes no obligation to update any such forward-looking statements.